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                                                                   EXHIBIT 99(k)

                         CHANGE OF ANNUITANT ENDORSEMENT

  ENDORSEMENT SECTION 1.           GENERAL INFORMATION

1.1 WHAT IS OUR AGREEMENT   Our agreement with you includes this endorsement as
   WITH YOU ?               a part of the contract to which it is attached. The
                            provisions of the contract apply to this endorsement unless they conflict with the endorsement. If there is a conflict, the endorsement provision will apply.
                            The effective date for this endorsement is the same as the issue date for the contract to which it is attached.

                            We promise to provide the benefit described in this endorsement as long as the contract and this endorsement are in force and all the terms and conditions of this endorsement are met.

1.2 WHAT IS THE BENEFIT     This endorsement allows you to change the annuitant
PROVIDED BY THIS            at any time while the annuitant is alive during the
ENDORSEMENT?                accumulation period if:

                                a.) this contract is owned by a business or a
                                    trust;

                                b.) the original annuitant under the contract is
                                    a selected manager or a highly compensated employee (as those terms are defined by Title 1 of the Employee Retirement Income Security Act, as amended); and

                                c.) the new annuitant under the contract is also
                                    a selected manager or a highly compensated employee.

                            In the event that you request this endorsement and an Executive Benefit Plan Endorsement is also attached to your contract, this endorsement will replace it and the Executive Benefit Plan Endorsement will no longer be in effect.

1.3 WHEN WILL THIS          This endorsement will terminate on the earliest of:
ENDORSEMENT TERMINATE?
                                a.) the date death proceeds become payable;

                                b.) the payout date (also referred to as the
                                    annuity date); or

                                c.) the date you surrender your contract.

ENDORSEMENT SECTION 2.
                                             ENDORSEMENT CHARGES

2.1 IS THERE A CHARGE FOR   There is no charge for this benefit. However, if you
    THIS BENEFIT?           exercise the right provided by this endorsement
                            during the first two contract years, we reserve the right to charge a fee to offset expenses incurred.
                            Any fee charged will never be greater than $150.00.

ENDORSEMENT SECTION 3.                       CHANGE OF ANNUITANT

3.1 HOW DO YOU REQUEST A    Your change of annuitant request must be made in
CHANGE OF ANNUITANT?        writing on a form acceptable to us and received at
                            our administrative office. The change will take effect as of the date you signed it. We are not liable for any payment we make or action we take before receiving any such written request.

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3.2 WHO CAN BE NAMED        You may name any manager or highly compensated
   AS ANNUITANT?            employee who meets all requirements for issuance of
                            a like contract, as of the contract issue date.

ENDORSEMENT SECTION 4.                     EFFECT ON CONTRACT

4.1 HOW DOES A CHANGE       Income payments (also referred to as annuity
IN ANNUITANT AFFECT         payments) and death benefit proceeds will be payable
YOUR CONTRACT?              under the contract based on the life of the
                            annuitant named at the time of death or payout.

                            The death benefit will be determined based on the new annuitant's age as of the contract issue date. Income payments will be based on the new annuitant's age on the payout date.

                            Any death benefit riders included under the contract will be terminated automatically as of the effective date of a change in annuitant.

CUNA Mutual Life Insurance Company
     A Mutual Insurance Company

/s/ Jeff Post
---------------
President